5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Proposed Private Offering of Senior Notes
Baton Rouge, LA — Thursday March 19, 2009 — Lamar Advertising Company (Nasdaq: LAMR) announced today that it is seeking to raise approximately $250 million of gross proceeds through an institutional private placement of senior notes due 2014 by its wholly owned subsidiary, Lamar Media Corp.
Lamar Media ultimately intends to distribute the proceeds of this offering, after the payment of fees and expenses, to Lamar Advertising in order to enable Lamar Advertising to repurchase some or all of its outstanding 2 7/8% convertible notes due 2010 (pursuant to a tender offer, one or more open market transactions or individually negotiated transactions) or to fund repayment of Lamar Advertising’s convertible notes at maturity. Pending application of these amounts as provided above, Lamar Media currently expects to temporarily reduce outstanding amounts under the revolving portion of its senior credit facility and maintain any excess amount as cash on hand. The timing of any distribution of the proceeds of the offering of the notes to Lamar Advertising may depend, in part, upon the ability of Lamar Advertising to obtain acceptable terms for any such tender offer, open market transactions or individually negotiated transactions. At such time as any amount of Lamar Advertising’s convertible notes are repaid or repurchased, Lamar Media’s outstanding subordinated mirror loan owing to Lamar Advertising will be reduced by at least the amount paid by Lamar Advertising to repurchase or repay its outstanding convertible notes.
This announcement is neither an offer to sell nor a solicitation of an offer to buy any of Lamar Media’s senior notes.
Lamar Media’s senior notes subject to the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S. Unless so registered, Lamar Media’s senior notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from registration requirements of the Securities Act and applicable state securities laws.
Forward-Looking Statements
This press release contains forward-looking statements regarding Lamar Media’s ability to complete this private placement and its application of net proceeds, including the repurchase of Lamar Advertising’s convertible notes. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements include uncertainties relating to market conditions for corporate debt securities generally and for the securities of advertising companies and for Lamar Media in particular as well as Lamar Advertising’s ability to reach acceptable terms with respect to any repurchase of its convertible notes.
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This news release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of Lamar Advertising’s convertible notes. If Lamar Advertising commences a tender offer for its convertible notes, the full details of the tender offer, including complete instructions on how to tender those convertible notes, will be included in a Schedule TO (including an Offer to Purchase and an accompanying Letter of Transmittal) that will be filed with the Securities and Exchange Commission (the “Commission”). In the event of such an offer, convertible note holders are strongly encouraged to read carefully any Offer to Purchase, accompanying Letter of Transmittal and any other related materials, including materials filed with the Commission, because they will contain important information. Convertible note holders will receive any such materials free of charge from Lamar Advertising and may obtain free copies of these materials, including any Offer to Purchase and accompanying Letter of Transmittal, once they are filed with the Commission at the Commission’s website at www.sec.gov.
Contact:
Lamar Advertising Company
Keith Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com